Amendment NO. 1 to Participation Agreement

Pursuant to the Participation Agreement, made and entered into as of the 1st day of September, 2004, by and among MFS Variable Insurance Trust, Fidelity Security Life Insurance Company and Massachusetts Financial Services Company, the parties do hereby agree to an amended Schedule A.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect as of November 15, 2004.


                         FIDELITY SECURITY LIFE
                           INSURANCE COMPANY
                         By its authorized officers,

                         By: _______________________________
                         Name: _____________________________
                         Title:  _____________________________


                         MFS VARIABLE INSURANCE TRUST,
                         on behalf of the Portfolios
                         By its authorized officer,

                         By: _______________________________
                                  James R. Bordewick, Jr.
                                  Assistant Secretary



                         MASSACHUSETTS FINANCIAL SERVICES COMPANY
                         By its authorized officer,


                         By: _______________________________
                                  Jeffrey N. Carp
                                  Senior Vice President and General Counsel

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                                                                                                             As of November 15, 2004

                                                                         SCHEDULE A

                                                             Accounts, Policies and Portfolios
                                                           Subject to the Participation Agreement

========================================= ============================== ========================= =================================
             Name of Separate
             Account and Date                     Policies Funded                Share Class                    Portfolios
              Established by                    by Separate Account      (Initial or Service Class)       Applicable to Policies
            Board of Directors

========================================= ==============================                           =================================
                                                                         =========================
               LPLA Separate                          001V-01                      Initial                 New Discovery Series
                Account One                           002V-01                                          Investors Growth Stock Series
                                                                                                            Total Return Series
                                                                                                               Value Series


                                                                                                               New Discovery
        (effective January 1, 2005)                    M2011                       Service                     Total Return
          FSL Separate Account M                                                                                   Value
       (established August 25, 1998)



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